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Exhibit 23.1

Consent of Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of The Toronto-Dominion Bank filed with the U.S. Securities and Exchange Commission and in the related prospectus of our report dated November 26, 2003 on the consolidated financial statements of The Toronto-Dominion Bank as at October 31, 2003 and for the year then ended appearing in the Annual Report (Form 40-F).

June 4, 2004	/s/ ERNST & YOUNG LLP	/s/ PRICEWATERHOUSECOOPERS LLP
Toronto, Canada	Ernst & Young LLP	PricewaterhouseCoopers LLP

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  Exhibit 23.1
Consent of Auditors